In re Farmland Industries, Inc. Case No. 02-50557

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JUNE, 2003

REVENUE
Gross Income		$ 110,916,222.92
Less Cost of Goods Sold		$ 99,783,944.28
Materials	$ 99,525,957.75
Direct Labor	-
Overhead (Freight and Other)	$ 257,986.53
Gross Profit		$ 11,132,278.64

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 4,184,975.63
Advertising and Marketing	$ 123.30
Insurance	$ 983,554.46
Payroll Taxes	$ 274,276.09
Lease and Rent	$ 1,385,278.34
Telephone and Utlities	$ 3,318,897.27
Attorney and other Professional Fees	$ 2,915,579.12
UST Quarterly Fees	$ -
Other Expenses (includes other income)	$ (13,405,050.36)
Total Operating Expenses		$ (342,366.15)
Net Income (Loss)		$ 11,474,644.79

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 44,904,566.44
Increase (Decrease) in AR for month		$ (5,866,774.69)
Inventory at end of month		$ 118,365,430.38
Increase (Decrease) in Inventory for month		$ 2,056,906.00
Cash at end of the month		$ 8,679,559.81
Increase (Decrease) in Cash for month		$ 6,448,581.69

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (2,113,735.82)
Increase (Decrease) in post-petition debt		$ (5,776,885.25)
Taxes Payable:
Federal Payroll Taxes	$ 32,835.05
State Payroll Taxes	$ (28,089.01)
Local Payroll Taxes	$ -
State Sales Taxes	$ 5,343.53
Real Estate and Personal	$ (644,009.87)
Property Taxes (Real Property)	$ (946,375.22)
Other (see footnote 1)	$ (1,719,136.75)
Total Taxes Payable		$ (3,299,432.27)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ (176,405.24)
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (2,912.70)
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (16.60)
USE TAX PAYABLE-MANUAL ENTRIES	$ (228.37)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (1,539,830.08)
ST MTR FUEL TAX PAY	$ 3,570.28
PRE-USE TAX PAY-MANUAL (245002&12)	$ 2,349.73
$ (1,719,136.75)